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                                  Exhibit 4.3
                       FIRST AMENDMENT TO RIGHTS AGREEMENT
                       -----------------------------------

         This FIRST AMENDMENT TO RIGHTS AGREEMENT is made as of September 30, 1999 by and between Hemagen Diagnostics, Inc. (the "Company"), a Delaware corporation, and Continental Stock Transfer & Trust Company (the "Rights Agent"), a New York corporation.

         WHEREAS, the Company and the Rights Agent entered into a Rights Agreement dated as of January 27, 1999 (the "Rights Agreement");

         WHEREAS, Section 28 of the Rights Agreement provides that the Company and the Rights Agent may amend any provision of the Rights Agreement without shareholder approval subject to certain limitations; and

         WHEREAS, the Company and the Rights Agent desire to amend the Rights Agreement as provided herein.

         NOW, THEREFORE, the parties hereby agree as follows:

         1. Section 1(a)(i) of the Rights Agreement shall be superseded, amended and restated as follows:

                  "(i) none of Jerry L. Ruyan, Thomas A. Donelan, William P. Hales, Christopher P. Hendy or Redwood Holdings, Inc. shall be deemed to be an "Acquiring Person" and".

         1. This First Amendment to Rights Agreement may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Rights Agreement to be duly executed as of the date first above written.

                                         HEMAGEN DIAGNOSTICS, INC.


                                         By: /s/ WILLIAM P. HALES
                                            --------------------------------
                                                Name: William P. Hales
                                                Title: President


                                         CONTINENTAL STOCK TRANSFER
                                         & TRUST COMPANY,
                                         As Rights Agent


                                         By: /s/ WILLIAM F. SEEGRABER
                                            --------------------------------
                                                Name: William F. Seegraber
                                                Title: Vice President